Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3, Amendment No. 1) and related Prospectus of Socket Mobile, Inc. for the registration of 972,884 shares of its Common Stock and to the incorporation by reference therein of our report dated March 24, 2017 with respect to the financial statements of Socket Mobile, Inc. included in its Annual Report (Form 10 K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Sadler, Gibb & Associates, LLC
Salt Lake City, UT September 1, 2017